Exhibit 10.10
September 8, 2023
Ms. Ericka Harrison
(sent via email to ****)
Dear Ericka,
On behalf of Accelevation LLC, I am pleased to offer you a full-time position as Vice President of Supply Chain, reporting to Chip Hillman, Chief Strategy Officer. The terms of this offer are as follows:
Salary
This is an exempt, salaried position with an annual salary of $195,000 (with weekly pay cycles).
Requested Start Date
Monday, September 25, 2023
Bonus
Based on Company financial and employee performance, you may be eligible for a bonus of up to 25% of your base salary at the end of the fiscal year.
Profit Incentive Units
Based upon performance, you may be issued 100,000 Profit Incentive Units after 90 days of employment.
Benefits:
•Holiday Pay for 6 holidays.
•You are eligible to participate in the Company’s health and wellness plans (after 60 days of employment).
•Paid Time Off (PTO): 20 days per year, which is prorated based on your start date and accrues per pay period (after 60 days of employment).
•Participation in our 401(k) Retirement Plan with Company match (after successful completion of 6 months of employment).
Accelevation LLC is an at-will employer, and your employment is a voluntary one subject to termination by you or by the company at will, with or without cause, and with or without notice, at any time.
Please feel free to call me at **** if you have any questions or comments. I am looking forward to welcoming you to your new position.

Sincerely,

/s/ Terry Salo

Terry Salo Vice President, Human Resources Accelevation, LLC

Accepted:

/s/ Ericka Harrison	9/8/2023
Ericka Harrison	Date